Exhibit 10.18

January 3, 2019

PPF OFF 100 Cambridge Park Drive, LLC

c/o Morgan Stanley Real Estate Advisor, Inc.

1585 Broadway, 37th Floor

New York, New York 10036

Attention: Jennie Pries Friend

VIA Courier

Re: Trillium Therapeutics USA Inc. and PPF PFF 100 Cambridge Park Drive, LLC Lease Agreement

Dear Ms. Friend,

Please see attached two original copies of the lease agreement. Please sign and return one copy for our records.

Thank you and we look forward to opening our office in Cambridge.

Please call or email me if you have any questions.

Yours sincerely,

James Parsons

Chief Financial Officer

100 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS

LEASE

Between

PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC,

a Delaware limited liability company

("LANDLORD")

AND

TRILLIUM THERAPEUTICS USA INC.,

a Delaware corporation

("TENANT")

dated as of

December 10, 2018

(i)

EXHIBITS

Exhibit A -	Floor Plan of Premises
Exhibit B -	Form of Commencement Date Agreement
Exhibit C -	Work Letter
Exhibit D -	Rules and Regulations
Exhibit E -	Form of Letter of Credit

(ii)

LEASE AGREEMENT

This Lease Agreement (this "Lease") is made and entered into as of the 10th day of December, 2018 (the "Effective Date"), by and between PPF OFF 100 CAMBRIDGE PARK DRIVE, LLC, a Delaware limited liability company ("Landlord") and TRILLIUM THERAPEUTICS USA INC., a Delaware corporation ("Tenant").

NOW, THEREFORE, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, the receipt, sufficiency and delivery of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Basic Lease Information

Section 1.1      "Building" shall mean the building and improvements commonly known as 100 CambridgePark Drive in Cambridge, Massachusetts.

Section 1.2      "Property'" shall mean the Building, together with the land on which the Building is located, together with, at the discretion of Landlord, the parking garages, parking lots, facilities and other improvements, if any, serving the Building and the land on which the Building is located.

Section 1.3      "Other Buildings": Individually or collectively, the buildings and improvements in Cambridge, Massachusetts commonly known as 125 CambridgePark Drive, 150 CambridgePark Drive and 200 CambridgePark Drive, respectively.

Section 1.4      "Premises" shall mean the area containing 3,161 rentable square feet located on the fifth (5th) floor of the Building and shown on the floor plan attached to this Lease as Exhibit A.

Section 1.5      "Rentable Square Footage of the Property" is deemed to be 135,572 rentable square feet.

Section 1.6      "Rentable Square Footage of the Premises" is deemed to be 3,161 rentable square feet.

Section 1.7      "Base Rent":

Period of Time	Annual Base Rent	Monthly Base Rent
Commencement Date - First (1st) anniversary of Commencement Date	$164,372.00	$13,697.67
First (1st) anniversary of Commencement Date -	$169,303.16	$14,108.60

Period of Time	Annual Base Rent		Monthly Base Rent
Second (2nd) anniversary of Commencement Date
Second (2nd) anniversary of Commencement Date - Third (3nl) anniversary of Commencement Date		$174,382.25	$14,531.85
Third (3rd) anniversary of Commencement Date - Fourth (4th) anniversary of Commencement Date		$179,613.72	$14,967.81
Fourth (4th) anniversary of Commencement Date - Fifth (5th) anniversary of Commencement Date	$	I85,002.13	$15,416.84

Section 1.8      "Tenant's Pro Rata Share": 2.33%.

Section 1.9      "Expense Base Year": Calendar Year 2019.

Section 1.10 "Tax Base Year": Fiscal Year 2019, commencing on July I, 2018 and expiring on June 30, 2019.

Section 1.11 "Term": The period of time commencing on the Commencement Date and expiring on the Expiration Date.

Section 1.12 "Commencement Date": The date on which Landlord tenders possession of the Premises to Tenant with the Landlord Work Substantially Completed.

Section 1.13 "Scheduled Commencement Date": April I, 2019.

Section 1.14 "Expiration Date": The date which is the last day of the calendar month in which the day immediately preceding the fifth (5th) anniversary of the Commencement Date occurs, unless sooner terminated or extended in accordance with the terms and conditions of this Lease.

Section 1.15 "Lease Year": The first Lease Year shall commence on the Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve (12) consecutive months; provided, however, the last Lease Year shall expire on the Expiration Date.

Section 1.16 "Landlord Work": The alterations and improvements described as the "Landlord Work" in the Work Letter (the "Work Letter") attached to this Lease as Exhibit C and incorporated herein by this reference.

Section 1.17 "Brokers": Newmark Knight Frank and Avison Young.

Section 1.18 "Permitted Use": General office purposes, consistent with a first-class office building, and no other purpose or purposes.

Section 1.19 "Notice Addresses":

All notices to Tenant shall be sent to the following addresses:

Tenant:

Prior to the Commencement Date:

Trillium Therapeutics Inc.

2488 Dunwin Drive

Mississauga, Ontario, Canada, L5L I J9

Attention: Dr. Niclas Stiernholm, CEO

Following the Commencement Date:

Trillium Therapeutics USA Inc.,

I00 CambridgePark Drive

Cambridge, Massachusetts 02140

Attention: Dr. Yaping Shou

With copies:

Trillium Therapeutics Inc.

2488 Dunwin Drive

Mississauga, Ontario, Canada, L5L IJ9

Attention: Dr. Niclas Stiernholm, CEO

Landlord:

All notices to Landlord shall be sent to the following addresses:

PPF OFF 100 Cambridge Park Drive, LLC

c/o Morgan Stanley Real Estate Advisor, Inc.

1585 Broadway, 37th Floor

New York, New York 10036

Attention: Jennie Pries Friend, Managing Director

With copies to:

PPF OFF 100 Cambridge Park Drive, LLC

c/o Longfellow Real Estate Partners, LLC

260 Franklin Street, Suite 1920

Boston, Massachusetts 02110

Attention: Jamison N. Peschel

and

Goulston & Storrs PC

400 Atlantic Avenue

Boston, MA 02110-3333

Attention: Frank E. Litwin, Esq.

Section 1.20 "Business Day(s)": Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other days as may be designated by Landlord from time-to-time as holidays with respect to the Building. Notwithstanding any contrary language in this Lease, as it relates to computing the time to respond to any notice, request for approval/disapproval or other submission made under the Lease, such time period shall begin to run on the Business Day following the date on which such notice is effective under this Lease or, as to requests not in the nature of notice for approval/disapproval or other submission on the Business Day following the date on which such request or other submission is received.

Section 1.21 "Law(s)": All applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and the regulations and guidelines promulgated thereunder, and, the rules and regulations of the Massachusetts Architectural Access Board (M.G.L. c. 22, § 13A, et seq.; 521 C.M.R. 1.00 et seq.), as the same may be amended, modified, and supplemented from time-to-time.

Section 1.22 "Normal Business Hours": 8:00 A.M. to 6:00 P.M. on Business Days.

Section 1.23 "Letter of Credit Amount": $82,186.02, subject to the provisions of Article 25.

ARTICLE 2

Lease Grant

Section 2.1      Lease Grant.

For and with respect to the Term, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. In addition, Tenant shall have the non-exclusive right in common with others to use such other portions of the Property and the Other Buildings, that are designated by Landlord from time to time for the common use of tenants and other occupants of the Property, including, but not limited to, sidewalks, common corridors, elevator foyers, common restrooms, conference facilities, fitness center/game room, and lobby areas (collectively, the "Common Areas"). Such use of the Common Areas by Tenant shall be subject to and in accordance with the provisions of this Lease, as well as the Rules and Regulations (as hereinafter defined). Subject to casualties, to Force Majeure, and to the terms and conditions of this Lease, throughout the Term of this Lease Landlord shall provide Tenant with access to and use of the Premises, and the Common Areas, on a 24 hour per day, 7 day per week basis.

ARTICLE 3

Condition of the Premises

Section 3.1      Condition; Delivery. Tenant has inspected the Premises and agrees (i) to accept possession of the Premises in the condition existing on the Commencement Date, with the Landlord Work Substantially Completed (as defined in the Work Letter), in vacant, broom-clean condition and in all other respects in its "as is," "where is" condition, and (ii) except for the performance of the Landlord Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant's occupancy. All work to be performed by Tenant in connection with Tenant's initial occupancy of the Premises (collectively, the "Initial Installations") shall be considered to be "Alterations" and shall be performed in accordance with the terms and conditions of this Lease, including, without limitation, the provisions of Section 7.3. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the delivery of notice by Landlord to Tenant stating that the Premises are vacant, broom-clean, and in the condition required by this Lease. No failure to tender possession of the Premises to Tenant on or before any particular date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Commencement Date for any delay in the tender of possession to Tenant which results from any Tenant Delay (as defined in the Work Letter). Tenant's commencement of the Initial Installations shall be conclusive evidence, as against Tenant, that Landlord has completed all work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises, the Building, and the Property were in a good and satisfactory condition as required by this Lease.

Section 3.2      Early Access. From and after March 8, 2019, or such later time as Landlord determines that the Landlord Work has sufficiently progressed to the point where permitting Tenant to enter the Premises will not adversely affect the timely completion of the remaining elements of the Landlord Work, in accordance with and subject to the terms and conditions of Section 5.1 of the Work Letter, Landlord shall permit Tenant to enter the Premises for the limited purpose of installing Tenant's telecommunication, electronic, phone and data cabling and related equipment installed by or for the exclusive benefit of Tenant and located in the Premises or in the walls or above the finished ceiling of the Premises ("Cabling Work"). Any such early entry shall be at Tenant's sole risk and expense, and Landlord shall have no liabilities or obligations to Tenant in connection therewith, including any liability for damage or injury to persons or property in connection therewith. Upon such entry, notwithstanding that the Commencement Date may not yet have occurred, Tenant shall be bound by and shall comply with all provisions of this Lease, including, without limitation, the provisions of this Lease regarding the performance of alterations, improvements and installations in the Premises; provided, however, Tenant will not be obligated to pay Base Rent, Tenant's Pro Rata Share of the Tax Excess, or Tenant's Pro Rata Share of the Expense Excess prior to the Commencement Date. Without limitation, all of such work performed by Tenant in the Premises shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations. In no event shall any such work by Tenant damage the Building or the Premises or interfere with the timely performance and completion of the Landlord Work. Such early access shall be on all the terms and conditions of this Lease.

ARTICLE 4

Rent

Section 4.1      Payments. (a) Tenant shall pay to Landlord, without any setoff or deduction, except as may be specifically set forth in this Lease, the total amount of Base Rent and Additional Rent (collectively, the "Rent") due for the Term. "Additional Rent" shall mean all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord under this Lease. Tenant shall pay all payments of Base Rent, Tenant's Pro Rata Share of the Tax Excess (as hereinafter defined), and Tenant's Pro Rata Share of the Expense Excess (as hereinafter defined) in advance on the first (1st) day of each calendar month during the Term, without notice or demand. All other items of Rent shall be due and payable by Tenant not later than thirty (30) days after delivery of bills or invoices by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord, in accordance with payment instructions provided by Landlord to Tenant from time-to-time, and to addresses as may be designated by Landlord from time-to-time.

(b)            If Tenant fails to pay any item or installment of Rent when due, in addition to and without limitation of all other rights and remedies of Landlord as a result thereof, Tenant shall pay to Landlord, as Additional Rent, (i) a late charge of five percent (5%) of such past due amount, provided, however, that for the first such occurrence in any twelve-month period Tenant shall pay such late charge only if the past due amount remains unpaid within five (5) days of the date when due, and (ii) interest on all delinquent amounts which shall accrue from the date due until paid at the lesser of (x) a per annum rate of twelve percent (12%) per annum from the date such payment is due until paid, or (y) the highest rate permitted by applicable Law. If the Term commences on a day other than the first (1st) day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent, Tenant's Pro Rata Share of the Tax Excess and Tenant's Pro Rata Share of the Expense Excess for such month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the amount of Rent then due shall be considered a payment on account of the earliest Rent then due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction. Landlord may accept any check or payment without prejudice to the right of Landlord to recover the balance due or to pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

(c)            Concurrent with the execution of this Lease, Tenant has paid one month's Base Rent ("Advance Rent") to Landlord. If the Commencement Date is on the first day of a month, then the Advance Rent shall be credited towards the first month's Base Rent payment. If the Commencement Date is not the first day of a month, then on the Commencement Date Tenant shall pay Base Rent for the period from the Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Base Rent payable for the next succeeding calendar month.

Section 4.2      Expense Excess and Tax Excess. For and with respect to each calendar year (or portion thereof) during the Term, from and after the Commencement Date, Tenant shall pay Tenant's Pro Rata Share of the amount (the "Expense Excess"), if any, by which Expenses (as hereinafter defined) for such calendar year (or portion thereof) exceed Expenses for the Expense Base Year. For and with respect to each tax fiscal year, which commences on July I and expires on the following June 30 (each, a "Fiscal Year") during the Term, from and after the Commencement Date, Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Taxes (as hereinafter defined) for each Fiscal Year during the Term exceed Taxes for the Tax Base Year ("Tax Excess"). Landlord will provide Tenant with its good faith estimate of the Expense Excess and the Tax Excess prior to the commencement of each calendar year. On or before the first (1st) day of each month of each calendar year during the Term, Tenant shall pay to Landlord monthly installments equal to one-twelfth (1/12) of Tenant's Pro Rata Share of Landlord's good faith estimate of the Expense Excess for the respective calendar year and one-twelfth (1/12) of Tenant's Pro Rata Share of Landlord's good faith estimate of the Tax Excess for the respective Fiscal Year. If Landlord determines at any time or from time to time that its good faith estimate of the Expense Excess and/or the Tax Excess was incorrect, then Landlord shall provide Tenant with a revised estimate thereof. After its receipt of the revised estimate, Tenant's remaining monthly payments for such calendar year or Fiscal Year shall be based upon the revised estimate provided by Landlord. If Landlord does not provide Tenant with an estimate of the Expense Excess or of the Tax Excess prior to January I of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Such adjustment shall be effected by Tenant paying Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate, or by Landlord refunding to Tenant any overpayment within thirty (30) days or, if Landlord so elects, by crediting the overpayment against the next due future installment( s) of Additional Rent, as applicable. If the Tax Base Year is more than or less than twelve (12) months, the Tax Base Year shall be adjusted pro-rata so that the Tax Base Year is determined on a twelve (12) month basis. If any Fiscal Year after the Tax Base Year is more than or less than twelve (12) months, then such Fiscal Year shall be adjusted pro-rata so that such Fiscal Year is determined on a twelve (12) month basis for the purposes of calculating the Tax Excess for such Fiscal Year. Within one hundred fifty (150) days following the end of each calendar year or Fiscal Year, as applicable, Landlord shall furnish Tenant with a reconciliation statement (each, a "Statement") of the actual Expenses and Expense Excess and/or the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as applicable. If the amount paid on account of estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as applicable, is more than the actual Expense Excess and/or actual Tax Excess, as the case may be, for the prior calendar year or Fiscal Year, as applicable, then Landlord shall apply any overpayment by Tenant against the installment payment(s) next becoming due on account of the estimated Expense Excess or Tax Excess, as applicable. If the amount paid on account of the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as applicable, is less than the actual Expense Excess and/or actual Tax Excess, as the case may be, for such prior year, then Tenant shall pay Landlord, within thirty (30) days after its receipt of the Statement of Expenses and/or Taxes, the amount of such underpayment.

Section 4.3      Expenses. "Expenses" shall mean all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and/or the Property, including, but not limited to, the following: (a) labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees (whether paid to Landlord or paid to affiliated or unaffiliated property management companies); (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; (i) the costs and expenses of operating, maintaining, repairing and managing parking facilities serving the Building, including, without limitation, valet services; (j) the costs and expenses of transportation services and shuttle bus services provided to tenants and occupants of the Building; and (k) the amortized cost of capital improvements made to the Building and/or the Property, or capital assets acquired for the Building and/or the Property which are (a) intended to reduce over the useful life thereof operating expense costs or otherwise improve the operating efficiency of the Building and/or the Property; or (b) are reasonably necessary for the health and safety for the occupants of the Building and/or the Property; or (c) are required to comply with any applicable Laws. The cost of such capital improvements or capital assets shall be amortized by Landlord over the their useful life (as reasonably determined by Landlord in accordance with customary practice in the real estate industry), and shall include, at Landlord's option, actual or imputed interest at the Prime Rate plus three percent (3%); provided, however, the actual costs savings resulting from a capital improvement or capital asset may be included in Expenses to the extent of savings realized in a particular calendar year without regard to the foregoing amortization requirement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services provided by Landlord in connection with the Building and/or the Property. If Landlord incurs Expenses for the Building and/or the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and/or the Property and such other buildings or properties.

Expenses shall not include the following: (1) the cost of capital improvements (except for the amortized costs thereof as expressly set forth above); (2) capital reserves; (3) depreciation; (4) principal or interest payments of mortgage and other non-operating debts of Landlord; (5) the cost of repairs or other work to the extent Landlord is reimbursed therefor by insurance or condemnation proceeds; (6) costs in connection with leasing space in the Building, including brokerage commissions and the costs of improving rentable areas in the Building for other tenants; (7) advertising and promotional expenditures and costs to prepare tenant space in the Building or to relocate any tenant in the Building; (8) costs incurred in connection with the sale, financing or refinancing of the Building; (9) fines, interest and penalties incurred due to the late payment of Taxes or Expenses; (10) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (11) legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building; (12) charges for electricity, water, or other utilities, services or goods for which another tenant, is obligated to reimburse Landlord; (13) charitable or political contributions; and (14) any costs or expenses for services or amenities that are provided specifically for the benefit of a particular tenant, are of a nature not generally provided to multiple tenants in the Building, and for which Landlord is reimbursed by such tenant. If at any time during a calendar year less than 95% of the rentable area of the Building is occupied, then those Expenses that vary based upon occupancy (such as cleaning costs) shall be calculated as if 95% of the rentable area of the Building had been occupied and Landlord had been supplying such services to 95% of the rentable area of the Building.

Section 4.4      Taxes. "'Taxes" shall mean the following: (i) all ad valorem real estate taxes, assessments, sewer and water rents, and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may from time to time be assessed, levied or imposed upon all or any part of the Property, (ii) all business improvement district impositions, charges and fees assessed, imposed or payable with respect to all or any part of the Property, and (iii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in seeking abatement of or contesting any of the foregoing (but such expenses will not be included in Base Taxes if incurred during the Base Tax Year). If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by Law, and (ii) there shall be deemed included in Taxes for each Fiscal Year the installments of such assessment becoming payable during such Fiscal Year, together with interest payable during such Fiscal Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or fee however described or imposed, including business improvement district impositions, fees, and charges, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based shall be deemed to be included within Taxes. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an abatement or reduction in Taxes is obtained for any year of the Term during which Tenant has previously paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on Tenant's Pro Rata Share of the adjustment or Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant's receipt of a statement from Landlord.

Section 4.5      Audit. Each Statement sent to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant's right to audit such Statement, and (ii) within sixty (60) days after such Statement is delivered, sends a written notice to Landlord objecting to such Statement, specifying the reasons for such objection and stating that Tenant will audit the records concerning the items objected to by Tenant. Tenant and all auditors, representatives, contractors, agents, and other third parties involved on behalf of Tenant in any review, audit or dispute concerning Expenses or Taxes shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant agrees that Tenant will not employ, in connection with any review, audit or dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. If Tenant satisfies the foregoing conditions precedent, then Tenant may review or audit the Expenses or Taxes (as applicable) for the subject calendar year or Fiscal Year, as applicable. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following the review or audit performed by Tenant, then either party may refer the issues raised by such review or audit to a nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. If said accountants shall determine that Tenant shall have made any payment in excess of the amount properly due hereunder, such excess amount shall be refunded to Tenant by Landlord within thirty (30) days after said accountants shall have rendered their decision and if such accountants shall determine that Tenant shall have underpaid the amount properly due hereunder such under-payment shall be paid by Tenant to Landlord within thirty (30) days after said accountants shall have rendered their decision. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Expenses or Taxes by more than five percent (5%) for such calendar year or Fiscal Year, as applicable, in which case Landlord shall pay the reasonable out-of-pocket fees and expenses incurred by Tenant. Except as provided in this Section 4.5, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Statement.

ARTICLE 5

Compliance with Laws; Use

Section 5.1      Permitted Use. The Premises shall be used only for the Permitted Use and for no other use, of any kind, whatsoever. Without limitation, Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. From and after the delivery of the Premises to Tenant, Tenant shall cause the Premises to comply with all applicable Laws. In addition, Tenant shall, at its sole cost and expense, comply with all applicable Laws regarding the operation of Tenant's business in the Premises and the use, condition, configuration and occupancy of the Premises, to the extent such obligations arise out of or result from (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Without limitation of the foregoing, Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to the conduct of its business operations in the Premises. Promptly upon receipt, Tenant shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation by Tenant of any Laws. Without limitation, Landlord may elect, at any time and from time to time, to undertake greenhouse gas production monitoring and testing, including, without limitation, testing within the Premises, provided that forty eight (48) hours' prior written notice thereof is delivered to Tenant. Tenant shall exercise good faith reasonable efforts to cooperate with all such testing activities.

Section 5.2      Rules and Regulations. Tenant shall comply with the rules and regulations of the Building attached to this Lease as Exhibit D as the same may be amended, modified or supplemented by Landlord from time to time, together with such other reasonable rules and regulations of general applicability adopted by Landlord from time to time (collectively, the "Rules and Regulations"). Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules and Regulations against Tenant in a non-discriminatory fashion, except where differing circumstances justify different treatments.

Section 5.3      Hazardous Materials. (a) "Hazardous Materials" shall mean any substance which is or may hereafter be classified as a hazardous material, waste or substance under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapters 21C, 21D and 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"). Reference is hereby made to that certain Notice of Activity and Use Limitation (the "AUL"), dated as of April 23, 2013, recorded in the Middlesex South District Registry of Deeds on April 25, 2013 in Book 61671, Page 149. The AUL is incorporated into this Lease by this reference, as if fully and completely set forth herein, and Tenant shall comply with all of the terms and conditions of the AUL. Landlord represents to Tenant that, as of the Effective Date, to its actual knowledge, there are no Hazardous Materials on the Property (including the Premises), excepting only such materials and substances as (i) are stored or used in accordance with all applicable Laws, and (ii) are ordinarily and customarily used or located in comparable first-class Buildings.

(b)            Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought to or kept at, in or on the Premises any Hazardous Materials, excepting only in accordance with all applicable Hazardous Materials Laws. Tenant shall provide such further information concerning any Tenant's Hazardous Materials and/or their use, storage and/or disposal within thirty (30) days of Landlord's reasonable request concerning the same. With respect to any Hazardous Material brought or permitted to be brought or kept in or on the Premises in accordance with the foregoing, Tenant shall not permit any such Hazardous Materials to be discharged, to escape, be released or be disposed in or about the Premises; provided, however, Tenant may use cleaning supplies and materials containing ordinary and customary Hazardous Materials, as long as (i) such supplies and materials are customarily used in the ordinary course of usual and customary business office operations in comparable buildings, and (ii) the storage, transportation, usage, and disposal of all such Hazardous Materials is in compliance with all applicable Laws.

(c)            Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord and each of the Landlord Related Parties harmless from and against any and all claims against any of the Landlord or the Landlord Related Parties arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Materials in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from any breach by Tenant of its obligations under this Section 5.3. This indemnification of the Landlord and the Landlord Related Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor, or ground water at, on or under, or any indoor air in, the Building to the extent caused by (i) the acts or omissions of Tenant or the Tenant Parties, or (ii) from any breach by Tenant, or any Tenant Parties, of Tenant's obligations under this Section 5.3. The obligations and liabilities of Tenant under this Section 5.3 shall survive the expiration or any earlier termination of this Lease.

Section 5.4      Landlord's Compliance. Landlord shall cause the Common Areas of the Building to comply with all applicable Laws to the extent that non-compliance (i) would materially impair Tenant's use and occupancy of the Premises for the Permitted Uses; or (ii) would adversely restrict Tenant's access to the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of applicable Laws, including the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed at law or in equity, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.

ARTICLE 6

Services to be Furnished by Landlord

Section 6.1      Services. Landlord shall furnish Tenant with the following services: (a) cold and hot water for use in the base building bathrooms and cold or tepid water for use in any kitchenette areas in the Premises which have been approved by Landlord; (b) customary heat and air conditioning in season in Cambridge, Massachusetts during Normal Business Hours; (c) building standard janitorial service on Business Days, substantially in accordance with the cleaning standards established by Landlord in its reasonable discretion with respect to the Building from time to time; (d) passenger elevator service; (e) electricity, in accordance with the terms and conditions set forth in Section 6.2; (f) chilled water for supplemental HVAC equipment installed from time-to-time in the Premises; (g) building security services consistent with the security services customarily provided by landlords of first-class buildings in Cambridge, Massachusetts; and (h) such other services as Landlord reasonably determines from time to time are necessary or appropriate for the Property. Tenant may elect to receive overtime HVAC service during hours other than during the Normal Business Hours, subject to the payment by Tenant, as Additional Rent, of Landlord's then current charge for overtime HVAC service and to providing such prior notice requesting overtime HVAC service as may be required by Landlord. As of the Effective Date, the charge for overtime HVAC is $95.00 per hour (subject to Landlord's right, from time to time, to increase such charge upon reasonable prior written notice to Tenant). Tenant shall pay, as Additional Rent, the then-applicable charges for the chilled water provided to the Premises, based on the meter (or meters) previously installed by Landlord to measure the consumption of chilled water on each floor of the Premises. Tenant shall pay, as Additional Rent, for all utilities furnished to or used within the Premises, including, without limitation, electricity, water, gas, steam and any other utility usage. Said charges may be based on Tenant's Pro Rata Share of the costs and expenses of providing such utilities. In addition and without limitation, Landlord may, at any time, install separate metering for the Premises or for any specific use within the Premises (including, without limitation, Tenant's information technology equipment) for electricity, water, gas, steam, or any other utility usage. Said separate metering may be a direct meter, a submeter, or a check meter. Any meter so installed may, at Landlord's option, be a "smart meter." Tenant shall pay for the consumption shown on the meter plus any fee applicable for reading, maintaining and/or replacing said meter, either directly to the third-party utility provider in the case of a direct meter or to Landlord in the case of a submeter or check meter. Upon reasonable request by Landlord, Tenant shall report to Landlord Tenant's usage as measured by said meter.

Section 6.2      Electricity. Landlord shall redistribute or furnish electrical service to or for the use of Tenant in the Premises. From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, an annual charge for electricity consumption in the Premises (the "Tenant Electricity Charge") at the rate of $2.00 per rentable square foot of the Premises, payable in equal monthly installments, in advance, on the first day of each calendar month during the Term. The Tenant Electricity Charge shall be subject to adjustment and change by Landlord from time to time, upon reasonable prior written notice to Tenant, based on changes in the costs and expenses incurred by Landlord to obtain and provide electricity. The rate to be paid by Tenant for electricity shall include the costs incurred by Landlord in maintaining or replacing electrical meters or submeters, and any taxes or other charges imposed on the Landlord in connection with the sale, furnishing or redistribution of electricity. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, the capacity which Landlord reasonably deems to be standard for office tenants of the Building in similarly sized space. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If Landlord determines that the value of the electrical service supplied to Tenant exceeds the electrical charges as calculated in accordance with this Section 6.2, then Tenant shall pay to Landlord, as Additional Rent, for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing a separate meter, submeter or check meter to measure Tenant's consumption of electricity.

Section 6.3      Service Interruptions. Landlord reserves the right to suspend or interrupt any service when necessary, by reason of Force Majeure, accidents or emergencies, or for alterations or improvements to the Property which, in Landlord's reasonable judgment, is necessary or appropriate until such Force Majeure event, accident or emergency shall cease or such alterations or improvements are completed, and Landlord shall not be liable for any such suspension or interruption of services. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such suspension or interruption of service. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or, except as expressly set forth in Section 6.4 below, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's Agent by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except only to the extent caused by the gross negligence or willful misconduct of Landlord.

Section 6.4      Essential Service Interruptions. If Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant's business due solely to an interruption of an Essential Service (as hereinafter defined) which Landlord is required to provide hereunder, other than as a result of casualty or condemnation and/or Force Majeure, and such condition continues for a period of longer than seven (7) consecutive Business Days after Tenant furnishes a notice to Landlord (the "Abatement Notice") identifying the condition and Essential Service which has been interrupted and stating that Tenant's inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such seven (7) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any subtenants or occupants of the Premises, and/or their respective agents, contractors, subcontractors, employees, invitees or licensees, then Rent shall be abated on a per diem basis for the period (the "Abatement Period") commencing on the eighth (8th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of(x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied. "Essential Service" shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease and if not provided the absence of such service shall materially and adversely affect the use of the Premises for the ordinary conduct of Tenant's business: HVAC service; electrical service; passenger elevator service; and water and sewer service. The foregoing rent abatement shall be the sole and exclusive remedy of Tenant on account of such interruption or lack of service and Landlord shall have no further liabilities or obligations to Tenant on account thereof.

Section 6.5      No Other Services. Except as otherwise expressly provided in this Article 6, Landlord shall not be required to furnish any other services to the Premises. The obligations of Landlord which are set forth in this Article 6 shall be subject to Force Majeure and to the terms and conditions of this Lease, including Articles 13 and 14.

Section 6.6      Conservation Requirements. (a) Notwithstanding the foregoing, the services and utilities to be provided by Landlord under this Lease, and the obligations and responsibilities of Landlord in connection therewith, shall be subject to such energy, water or other conservation controls, limitations, or requirements (whether mandatory or voluntary) of general applicability to comparable office buildings imposed or issued by applicable governmental agencies or authorities, or public utilities or insurance carriers, including, without limitation, controls, limitations or requirements concerning the permitted range of temperature settings or imposing limitations or restrictions on the volume of energy consumption. If and to the extent required to comply with such energy, water or other conservation controls, limitations, or requirements (whether mandatory or voluntary) of general applicability to comparable office buildings issued by applicable governmental agencies or authorities, or public utilities or insurance carriers, Landlord shall not be deemed in violation of the terms and conditions of this Lease for the duration of such controls or requirements and the compliance by Landlord with such controls, limitations, or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder. Notwithstanding the foregoing, as to any such controls, limitations, or requirements that are voluntary rather than mandatory, the exculpation afforded by the foregoing clauses shall not be applicable unless comparable first-class office buildings in Cambridge, Massachusetts have generally instituted similar controls, limitations, or requirements.

(b)            Landlord shall provide and install bulbs and tubes for Building standard lighting fixtures within the Premises and replacement tubes for such lighting, and the cost of such bulbs and tubes, together with the costs for replacement bulbs and tubes in the premises of other tenants of the Building, shall be included in Expenses; provided, however, (x) the cost of replacement of any specialty bulbs or tubes installed by Landlord at Tenant's request and the costs of ballasts replaced by Landlord in the Premises shall be paid by Tenant as Additional Rent, and (y) the cost of replacement of specialty bulbs or tubes of other tenants or ballasts replaced in other premises shall not be included in Expenses. Notwithstanding the foregoing, Landlord may elect to cease generally providing replacement of standard bulbs and tubes for tenants of the Building, in which event Tenant shall pay Landlord for such replacements as it requests as Additional Rent and the cost of replacements for Tenant and other tenants of the Building shall cease to be included in Expenses.

ARTICLE 7

Repairs and Alterations

Section 7.1      Tenant's Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs in and to the Premises (excepting only such repairs and maintenance that are the obligation of Landlord pursuant to the express provisions of this Lease), in order to keep the Premises in good condition and repair, reasonable wear and tear and damage by reason of casualty excepted. Tenant's repair and maintenance obligations shall include, without limitation, maintaining and repairing the following: (1) floor coverings; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) Cabling Work; (6) any heating, ventilation and air conditioning systems that are located within and/or exclusively serving the Premises, including, without limitation, supplemental air conditioning units, private showers, kitchens, hot water heaters, plumbing, and similar facilities serving the Premises exclusively; and (7) Alterations made by or on behalf of Tenant. If Tenant fails to maintain or repair the Premises and such failure continues for more than fifteen (15) days after notice from Landlord, then Landlord may elect to perform such maintenance and repairs. In such event, Tenant shall reimburse Landlord, as Additional Rent, for all reasonable costs and expenses incurred by Landlord within thirty (30) days after receipt of an invoice therefore.

Section 7.2      Landlord's Repair Obligations. Landlord shall keep and maintain in good repair and working order the following: (1) the structural elements and foundation of the Building; (2) the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (collectively, the "Building Systems"); (3) the Common Areas; (4) the roof of the Building; (5) the exterior windows of the Building; and (6) the elevators serving the Building.

Section 7.3      Alterations.

(a)            Tenant shall not make or perform any alterations, additions or improvements (collectively, "Alterations") in or to the Premises without first obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord's prior consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures, and installing carpeting; (2) is not visible from the exterior of the Premises or Building; and (3) will not adversely affect the Building Systems, Common Areas or structure of the Building. Tenant shall give Landlord not less than five (5) Business Days' notice prior to performing any Cosmetic Alteration, which notice shall contain a description of such Cosmetic Alteration along with such plans and specifications, if any, prepared in connection therewith. Without limiting the foregoing, all such Cosmetic Alterations shall be subject to all of the terms and conditions of this Section 7.3. Prior to making any Alterations, Tenant, at its expense, shall (i) excepting only for Cosmetic Alterations, submit to Landlord for its approval, detailed plans and specifications ("Plans") for such proposed Alteration, and with respect to any Alteration affecting any Building System, evidence that the proposed Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities for the proposed Alteration, and furnish copies thereof to Landlord, (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder's Risk coverage, all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's Agent, any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant's ability to complete and to fully pay for such Alterations.

(b)            Tenant shall obtain all building permits and other approvals required by applicable Laws for all Alterations. In addition, Tenant shall, as and when required, promptly obtain certificates of approval of such Alterations as and to the extent required by any governmental authority. Not later than thirty (30) days after issuance of such permits or approvals, Tenant shall deliver copies thereof to Landlord. In addition, not later than thirty (30) days after completion of the respective Alteration, Tenant shall deliver "as-built" Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably require), using such naming conventions as Landlord may reasonably require, and computer media of such record drawings and specifications in a format acceptable to Landlord.

(c)            All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) excepting only with regard to Cosmetic Alterations, substantially in accordance with the Plans approved by Landlord, (c) by contractors, subcontractors, engineers and vendors approved by Landlord, and (d) in compliance with all Laws, the terms of this Lease and all construction rules, procedures and regulations adopted from time-to-time by Landlord. All materials and equipment shall be of first quality and at least equal to the then-applicable standards for the Building adopted from time-to-time by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien or other encumbrance. Upon request, Landlord will provide Tenant with a list of pre-approved contractors.

(d)            Tenant (at its cost) shall (a) install and maintain occupancy sensors on all overhead light fixtures so that they automatically switch off when an area is unoccupied, and (b) install and maintain occupancy sensors on all built-in or fixed task lighting fixtures so that they automatically switch off when an area is unoccupied. Such sensors may be installed with manual overrides for areas that are customarily occupied, such as individual offices and conference rooms.

(e)            Tenant, at its expense, shall discharge and release any lien, encumbrance, or charge recorded or filed against the Building and/or the Property in connection with any work performed or claimed to have been performed by or on behalf of Tenant, or materials or services furnished or claimed to have been furnished to, Tenant, within ten (10) days after Tenant's receipt of notice thereof. Such discharge shall be affected by discharge whether by payment or filing of a bond in accordance with applicable Laws. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. In such event, Tenant shall reimburse Landlord, as Additional Rent, on demand, for all costs and expenses incurred by Landlord, including, without limitation, bonding costs and reasonable attorneys' fees.

(f)            Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Premises and/or the Building, if, in Landlord's sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building and/or the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

(g)            Tenant shall reimburse Landlord, within thirty (30) days after delivery of an invoice therefor, for all reasonable third party out-of-pocket costs actually incurred by Landlord in connection with Alterations performed by or on behalf of Tenant from time-to-time during the Term of this Lease, including costs incurred in connection with (a) Landlord's review of Plans (including review of requests for approval thereof) and/or supervision of performance of the Alteration, and (b) the provision of Building personnel during the performance of any Alteration other than during Normal Business Hours, to operate elevators or otherwise to facilitate Tenant's Alterations. In addition, if the cost of any Alterations proposed by Tenant exceed $25,000.00, then Tenant shall pay to Landlord or Landlord's managing agent, a construction supervision fee equal to three percent (3%) of the total project cost in connection therewith. At Landlord's request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.

(h)            Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building and shall pay to Landlord any reasonable costs actually incurred by Landlord in connection therewith. If such equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Laws, and (c) such work shall be done only during hours designated by Landlord.

(i)            The approval of Plans, or consent by Landlord to the making of any Alterations, shall not constitute Landlord's representation that such Plans or Alterations comply with any Laws. Landlord shall not be liable to Tenant or any other party in connection with Landlord's approval of any Plans, or Landlord's consent to Tenant's performing any Alterations. If and to the extent arising out of or resulting from any Alterations made by or on behalf of Tenant, Landlord is required by an order or directive of a governmental authority to make any alterations or improvements to any part of the Building and/or the Building in order to comply with an applicable Requirement, Tenant shall pay, as Additional Rent, all costs and expenses incurred by Landlord in connection with such alterations or improvements.

G)            In connection with the performance of any Alterations, Tenant (or Tenant's contractor) shall develop and implement an indoor air quality management plan for the construction and preoccupancy phases of the Building and the Premises (the "Construction Indoor Air Quality Management Plan"). All Alterations performed by or on behalf of Tenant shall meet or exceed the requirements set forth in the Construction Indoor Air Quality Management Plan. During any construction, Tenant shall cause all of its contractors and subcontractors to, at a minimum, satisfy the following requirements: (a) satisfy the then-applicable standards and requirements outlined by the Sheet Metal and Air Conditioning National Contractors' National Association (SMACNA) "Indoor Air Quality Guidelines for Occupied Buildings under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008" (Chapter 3); (b) in the event air handlers are used during construction, use MERV 8 filtration media at each return air grill as determined by ASHRAE 52.2-1999; (c) replace all filtration media prior to occupancy; and (d) protect stored on-site and installed absorptive materials from moisture damage.

(k)            In connection with the performance of any Alterations, Tenant (or Tenant's contractor) shall develop and implement a construction waste management plan that identifies materials to be diverted from disposal and whether the materials will be sorted on-site or commingled. Such construction waste management plan must require, at a minimum, that Tenant or Tenant's contractor recycle and/or salvage at least 75% of construction, demolition and packing debris by volume.

(I)            In connection with the performance of any Alterations, Tenant (or Tenant's contractor) shall use products meeting the following criteria: (a) adhesives, sealants and sealant primers that do not exceed VOC content limits of South Coast Air Quality Management District Rule #1168 and aerosol adhesives that do not exceed VOC content limits of Green Seal Standard GC-36; (b) interior paints and coatings that meet "Topcoat Paints: Green Seal Standard GS-11, Paints," "Anti-Corrosive and Anti-Rust Paints: Green Seal Standard GS-03, Anti-Corrosive Paints" and "All Other Architectural Coatings, Primers and Undercoats: South Coast Air Quality Management District Rule 1113, Architectural Coatings;" (c) non-carpet finished flooring that is FloorScore-certified; (d) carpet that meets the CRl Green Label Plus testing program, is 100% recyclable and contains at least 50% recycled content; (e) carpet padding that meets the CRI Green Label testing and product requirements, is 100% recyclable and contains at least 50% recycled content; and (f) carpet adhesive that has less than 50g/L VOC.

Section 7.4      Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the maximum designated floor load. Landlord reserves the right to reasonably designate the position of all equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

Section 7.5      Specialty Alterations; Tenant's Property. "Specialty Alterations" shall mean Alterations which are not standard office installations such as kitchens (excepting kitchenette and pantry areas), executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, print rooms and model shops, and other Alterations of a similar character. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove all Specialty Alterations installed by or on behalf of Tenant. In addition, Tenant shall repair all damage caused by the installation or removal of any Alterations. If Tenant fails to remove any Specialty Alterations or to perform such repairs in a timely manner, then Landlord, at Tenant's expense, may remove and dispose of the Specialty Alterations and/or perform the required repairs. In such event, within thirty (30) days after receipt of an invoice, Tenant shall reimburse Landlord, as Additional Rent, for the reasonable out-of-pocket costs incurred by Landlord in connection therewith. Without limitation, Tenant shall remove all trade fixtures, furniture, equipment and other personal property of Tenant ("Tenant's Property") upon the expiration or earlier termination of the Term of this Lease.

ARTICLE S

Entry by Landlord

Section 8.1      Entry.

(a)            Landlord may enter the Premises at any time and from time to time to inspect or show the Premises, to clean and make repairs to the Premises, and to conduct or facilitate repairs, alterations or additions to the Premises and/or the Building. Except in emergencies or to provide janitorial and other customary services, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally and which Landlord shall endeavor to deliver at least forty eight (48) hours prior to such entry. Landlord, Landlord's agents and contractors may erect, use and maintain concealed ducts, pipes, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 8. Landlord, Landlord's agents and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral and which Landlord shall endeavor to deliver at least forty eight (48) hours prior to such entry) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, mortgagees, investors, and/or tenants, and their respective agents and representatives or others, and to perform repairs or Alterations in or to the Premises or the Building. Tenant shall have the right to have a Tenant representative present during any such entry by Landlord, provided, however, that the absence of, or Tenant's failure to produce, any such Tenant representative shall not limit Landlord's rights herein.

(b)            Any such entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent or any other remedy. All parts (except surfaces facing the interior of the Premises) of all walls, windows and exterior doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, conduits and other mechanical facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of operation, maintenance, alteration and repair of the Building.

(c)            Landlord reserves the right at any time and from time to time to change the name(s), number(s) or designation(s) by which the Building and/or the Property is (or are) commonly known.

ARTICLE 9

Assignment and Subletting

Section 9.1      No Assignment, Sublease. Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) (collectively or individually, a "Transfer") without the prior written consent of Landlord in each instance. If, without Landlord's consent, a Transfer of this Lease occurs, or any part of the Premises is sublet or occupied by anyone other than Tenant, or this Lease is encumbered (by operation of law or otherwise), then Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 9, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease. Landlord's consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord's consent to any further Transfer. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others, without the express prior written consent of Landlord in each instance. Any attempted Transfer in violation of this Section may be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

Section 9.2      Recapture Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, then prior to offering the Premises for rent, or listing the Premises (or any part thereof) with a broker, or showing the Premises to a prospective assignee or subtenant, Tenant shall give notice ("Tenant's Assignment/Sublease Notice") thereof to Landlord, which shall be accompanied by (a)  with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the proposed commencement date and expiration date of such sublease and the rent per rentable square foot Tenant will ask for the Premises or such portion of the Premises ("Tenant's Asking Rate"). Such Tenant's Assignment/Sublease Notice shall be deemed an offer from Tenant to Landlord of the right, at Landlord's option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the "Partial Space"), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 50% or more of the rentable square footage of the Premises, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice (a "Recapture Notice") from Landlord to Tenant within forty-five (45) days after delivery of Tenant's Assignment/Sublease Notice. If Landlord exercises its option to terminate all or a portion of this Lease pursuant to the provisions of this Section 9.2, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than ninety (90) days after the date of the Tenant's Assignment/Sublease Notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) upon Landlord's request, Tenant shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and conditions of this Lease as a result thereof, and (d) Landlord may elect, in its discretion, to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant. Tenant shall pay all costs to make the Partial Space a self-contained rental unit and to install any required Building corridors. Without limiting the foregoing, if Landlord delivers a Recapture Notice, then Tenant may elect, within seven (7) days after delivery of the Recapture Notice, to withdraw and rescind the proposed sublease or assignment by delivering notice (a "Rescission Notice") thereof to Landlord, in which event (i) Tenant shall not proceed with the proposed sublease or assignment and this Lease shall remain in full force and effect, and (ii) the Recapture Notice and the termination or recapture effected thereby shall be null and void, and of no further force or effect. Time is of the essence of the delivery of the Rescission Notice, and if Tenant does not timely deliver the Rescission Notice, then the Recapture Notice and the termination or recapture effected thereby shall be and remain in full force and effect in accordance with its terms.

Section 9.3      Consent to Assignment/Subletting.

(a)            If Landlord does not exercise Landlord's termination option provided under Section 9.2, then Landlord shall respond to a request for consent to a proposed sublease or assignment not more than thirty (30) days after delivery to Landlord of the following: (i) a copy of the proposed assignment agreement or sublease agreement (as applicable), (ii) a complete statement reasonably detailing the identity of the proposed assignee or subtenant (a "Transferee"), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the Transferee, including its most recent financial statements, and (iv) such other information Landlord as may reasonably request. Provided that no Event of Default then exists, Landlord's consent to the proposed assignment or subletting shall not be unreasonably withheld if the following conditions are satisfied:

(i)            in Landlord's reasonable judgment, the proposed Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any mortgage or superior lease or any negative covenant as to use of the Premises required by any other lease in the Building;

(ii)            the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(iii)            if Landlord has, or reasonably expects to have within six (6) months thereafter, comparable space available in the Building or either of the Other Buildings, neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building or either of the Other Buildings;

(iv)            the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior six (6) months negotiating in connection with the rental of space in the Building;

(v)             there shall be not more than two (2) subtenants in the Premises;

(vi)            the aggregate consideration to be paid by the Transferee under the terms of the proposed sublease shall not be less than ninety percent (90%) of the fixed rent at which Landlord is then offering to lease other space in the Building (the "Market Sub-rent");

(vii)           Tenant shall not list the Premises to be sublet or assigned with a broker, agent or other entity or otherwise offer the Premises for subletting at a rental rate less than the Market Sub-rent;

(viii)         the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts; and

(ix)          the Transferee is not a Prohibited Person (as hereinafter defined).

(b)	With respect to each sublease or assignment proposed by Tenant:

(i)             the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii)             no sublease shall be for a term ending later than one day prior to the Expiration Date; and

(iii)            no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 9.3(c).

If an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord's consent pursuant to Section 9.5, such permission shall be void and without force and effect;

(c)            each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate. Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease. If this Lease terminates prior to the Expiration Date, then such sublease shall terminate and expire concurrent therewith; provided, however, if Landlord elects, in its sole and unfettered discretion, by express written notice to such Transferee, to recognize said sublease, then notwithstanding the termination of this Lease, the sublease shall remain in effect as a direct lease between Landlord and the Transferee, and such Transferee shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's rent, (D) bound to return such Transferee's security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any alterations or improvements in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 9.3(c) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment; and

(d)            Tenant shall, upon demand, reimburse Landlord for all reasonable out-of- pocket expenses incurred by Landlord in connection with each proposed assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, the negotiation of any consent documents for such sublease or assignment, and all legal fees and costs incurred by Landlord in connection therewith.

Section 9.4      Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord (excepting only assignments or subleases pursuant to Section 9.5), Tenant shall, within sixty (60) days of Landlord's consent to such assignment or sublease, deliver to Landlord a list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space (collectively, "Transaction Costs"), together with a list of all of Tenant's Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord: (a) In the case of an assignment, on the effective date of the assignment, all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or (b) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Base Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for the sale or rental of Tenant's Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

Section 9.5      Transfers of Ownership Interests. (a) If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the membership interests, or the stock or other beneficial ownership interests in Tenant, or of all or substantially all of the assets of Tenant (collectively "Ownership Interests") shall be deemed a voluntary assignment of this Lease; provided, however, the provisions of this Article 9 shall not apply to (i) the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange, or (ii) the transfer of Ownership Interests among the members of Tenant existing as of the Effective Date. For purposes of this Article 9, the term "Transfers" shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date; and (y) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation of Tenant into or with another business entity.

(b)            Notwithstanding the foregoing, the prior consent of Landlord shall not be required with respect to an assignment of this Lease or a sublease to a business entity (x) into or with which Tenant is merged or consolidated, (y) which succeeds to all or substantially all of Tenant's assets or interests (partnership, stock, or other), or (z) in connection with a Tenant acquisition, reorganization, stock-sale, divestiture, spin-off, or other separation of Tenant's business, so long as (i) such merger, consolidation, or transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has either a credit rating or a Net Worth computed in accordance with generally accepted accounting principles at least equal to the Net Worth of Tenant as of the Effective Date of this Lease, and (iii) proof satisfactory to Landlord of such Net Worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord's consent pursuant to this Section 9.5 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant's interest in this Lease in a transaction approved by Landlord. For purposes of this Lease, the term "Net Worth" shall mean the excess of all assets over all liabilities, as shown on the balance sheet of Tenant and determined in accordance with generally accepted accounting principles consistently applied.

Section 9.6      Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 9.

Section 9.7      Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant's obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 9.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 9.8      Tenant's Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 9.9      Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

Section 9.10      Lease Disaffirmance or Rejection. If at any time this Lease is assigned and thereafter this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease in connection with any such proceeding, Tenant named herein, upon request of Landlord shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period often (10) days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

ARTICLE 10

Indemnity and Waiver of Claims

Section 10.1      Waiver and Release. Tenant hereby waives and releases any and all claims against Landlord and its managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (as hereinafter defined), representatives, and agents (collectively, the "Landlord Related Parties") from any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses (collectively, "Claims"), including, without limitation, all Claims for any injury to or death of persons, damage to property or business loss, in any manner related to or arising out of or resulting from (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord; provided, however, the foregoing waiver and release shall not include any Claims against Landlord to the extent otherwise provided in M.G.L. Chapter 186, Section 15.

Section 10.2      Indemnification. Except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant shall indemnify, defend and hold Landlord and each of the Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (collectively referred to as "Losses"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises during the Term, or (ii) any negligent acts or willful misconduct (including violations of Law) of Tenant or any of Tenant's employees, agents, representatives, officers, contractors or licensees (collectively, the "Tenant Parties").

ARTICLE 11

Insurance.

Section 11.1      Tenant's Insurance. Tenant shall obtain and maintain, at its sole cost and expense throughout the Term of this Lease, the following insurance ("Tenant's Insurance"): (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing coverage, on an occurrence basis, a minimum of $5,000,000 per occurrence and in the aggregate; (2) All Risk Property Insurance (and business interruption insurance for Rent for a period of not less than twelve (12) months) including flood and earthquake coverage, written at 100% of replacement cost value and with a replacement cost endorsement covering all of Tenant's Property and Tenant's improvements to the Premises; (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; (4) Employers Liability Coverage (including, without limitation, coverage for accidents and disease) of at least $1,000,000.00 per occurrence and in the aggregate; and (5) umbrella liability coverage for comprehensive general liability insurance and Employer's Liability Insurance of not less than $5,000,000.00 per occurrence and in the aggregate. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A IX. All Commercial General Liability Insurance policies shall be primary and non-contributory and name Tenant as a named insured and Landlord (or any successor), Landlord's property manager, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall endeavor to give Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least fifteen (15) days prior to the expiration of the insurance coverage. Except as may be specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

ARTICLE 12

Subrogation

Section 12.1      Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

ARTICLE 13

Casualty Damage

Section 13.1      Fire or Casualty. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall promptly notify Landlord in writing. Notwithstanding the fact that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall not abate and Tenant shall rely on the proceeds of its business interruption insurance. In the event of a fire or other casualty, Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged) and leases for 80% of the other tenants of the Building also are terminated; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than two (2) years of the Term remaining as of the date of the fire or other casualty; (4) a Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of the fire or other casualty. If Landlord does not terminate this Lease, then Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Premises (excluding any Alterations performed by Tenant). However, in no event shall Landlord be required to spend more than the insurance proceeds actually received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from any such fire or other casualty, or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

Section 13.2      Repair and Restoration. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using customary and reasonable working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within eighteen (18) months from the date of damage, then regardless of any other provision contained in this Lease to the contrary, either party shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within eighteen (18) months from the date of damage, but the Premises have not been made tenantable by the end of such eighteen (18) month period, then Tenant shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to Landlord of such election within ten (10) days after the end of such eighteen (18) month period and the Lease shall terminate thirty (30) days following the end of such eighteen (18) month period, unless within such thirty (30) day period, Landlord makes the Premises tenantable--in which event Tenant's notice shall be null and void and of no force or effect. Time is of the essence of this Section 13.2.

ARTICLE 14

Condemnation

If any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or purchase in lieu thereof (a "Taking"), then either party may terminate this Lease. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building and/or the Property which would render the remainder of the Building and/or the Property unsuitable for use as an office building in the reasonable determination of Landlord, provided that, concurrent therewith, the leases of the tenants (including Tenant) occupying in the aggregate not less than fifty percent (50%) of the rentable area of the office space in the Building are terminated. Upon any termination of this Lease pursuant to the provisions of this Article 14, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination. If a part of the Property shall be so Taken and this Lease is not terminated in accordance with this Article 14, then Landlord, without being required to spend more than the net amount it receives as a condemnation award and subject to the requirements of any Mortgage, shall restore that part of the Property not so Taken to a substantially equivalent condition (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant's Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim against the condemning authority in a separate proceeding for the then value of any Tenant's included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

If a temporary Taking of all or any part of the Premises occurs during the Term, then Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 15

Events of Default

Section 15.1      Events of Default. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following (each, an "Event of Default"):

(a)            If Tenant fails to pay when due any payment of Rent within five (5) days following delivery to Tenant of written notice that such payment was not received when due; provided however, that Landlord shall not be obligated to deliver such written notice more than twice in any twelve-month period and upon the third such occurrence in any twelve-month period Tenant shall be in default if it fails to pay when due any payment of Rent;

(b)            If Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within ninety (90) days after such initial notice; or

(c)            If Tenant files a voluntary petition in bankruptcy or insolvency, or is the subject of an involuntary petition in bankruptcy which is not dismissed within sixty (60) days after filing thereof, or is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after appointment thereof, or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or

(d)            If Tenant's personal property or effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment; or

(e)            If the leasehold estate of Tenant is taken by process or operation of Law.

ARTICLE 16

Remedies

Section 16.1      Remedies. Upon the occurrence of any Event of Default, Landlord shall have the right to exercise any or all of its rights and remedies at Law or in equity, including, without limitation, the following remedies:

(a)            Terminate this Lease by providing notice thereof to Tenant, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with applicable Laws, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Notwithstanding any such termination, Tenant shall remain liable for all Rent accrued through the date of termination of this Lease or Tenant's right to possession not theretofore paid. In addition, notwithstanding any such termination, (i) Tenant shall remain liable for all obligations under this Lease notwithstanding any such termination, including without limitation, the monthly Rent payable hereunder from and after the date of such termination on the date the same would have been due but for such termination, less any amounts Landlord actually receives, if any, if the Premises are re-let, net of all Costs of Reletting (as hereinafter defined), and (ii) Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default and amounts for which Tenant is liable as indemnitor hereunder, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. All Rent and other amounts due to Landlord for the period of time after such termination shall survive any such termination of the Lease. In connection with the foregoing, Landlord may (but shall not be obligated to) re-let all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of what would have been the remaining balance of the Term (but for such termination) and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent from the party to whom the Premises are relet or any guarantor of the obligations of such party.

(b)            At any time, in lieu of payment of the monthly Rent after the date of such termination pursuant to the foregoing clause (i), upon demand Tenant shall pay to Landlord as damages a lump-sum amount equal to the total Rent that Tenant would have been required to pay for what would have been the remaining balance of the Term (but for such termination), discounted to present value assuming an annual interest rate at the Federal Reserve Discount Rate for Secondary Credit in effect at the date of calculation, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(c)            The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. Landlord shall be entitled to receive interest on any unpaid item of Rent calculated at an annual rate equal to the Prime Rate plus 4%, based on a three hundred sixty-five (365) day year. For purposes hereof, the "Prime Rate" shall be the per annum interest rate published in the Wall Street Journal (or any other authoritative business journal selected by Landlord if the Wall Street Journal ceases to publish such index) publicly announced as its prime or base rate for federally insured banks in New York, NY. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

Section 16.2      Reletting. After such termination of this Lease and the surrender and yield-up of the Premises by Tenant pursuant to the foregoing provisions, Landlord will exercise commercially reasonable efforts to relet the Premises after Tenant vacates the Premises; however, the marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord's reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Building, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord, at Landlord's option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting. No action or inaction by Landlord in connection with such reletting shall relieve Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall have no other obligation to mitigate the damages for which Tenant is responsible under this Lease.

ARTICLE 17

Limitation of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE EQUITY INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

ARTICLE 18

End of Lease Term; Holding Over

Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove from the Premises all of Tenant's Property, all Cabling Work, and all Specialty Alterations, and shall repair any damage to the Premises or the Building arising out of or resulting from such removal. If Tenant fails to surrender all or any part of the Premises at the expiration or earlier termination of this Lease, any occupancy of the Premises after such expiration or earlier termination shall be that of a tenancy at sufferance. Tenant's occupancy during any such holdover period shall be subject to all of the terms and provisions of this Lease; provided, however, Tenant shall pay to Landlord a holdover charge calculated as follows: (i) for each day during which Tenant holds over in the Premises after the Expiration Date or earlier termination of this Lease, through and including the day which is thirty (30) days thereafter, a per diem holdover charge calculated at a rate equal to 150% of the daily Base Rent, Expense Excess, and Tax Excess payable under this Lease for the last full calendar month of the Term, and (ii) if Tenant holds over in the Premises more than thirty (30) days after the Expiration Date or earlier termination of this Lease, a per diem holdover charge calculated at a rate equal to 200% of the daily Base Rent, Expense Excess, and Tax Excess payable under this Lease for the last full calendar month of the Term. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary process proceedings or otherwise. In addition, Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, liabilities, obligations, damages, costs, and expenses incurred by Landlord arising out of or resulting from Tenant's holdover. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 18.

ARTICLE 19

Subordination to Mortgages; Estoppel Certificates

Section 19.1      Non-Disturbance Agreement. A "Mortgage" shall mean a mortgage, deed of trust, trust indenture or other financing document which may now or hereafter encumber or otherwise affect the Property, and/or the Building or any part thereof, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. A "Mortgagee" shall mean any mortgagee, trustee or other holder of a Mortgage. Landlord hereby represents that there are no currently existing Mortgages encumbering the Building or the Property. This Lease shall be subject and subordinate to all Mortgages now or hereafter encumbering the Property and/or the Building and, at the request of any Mortgagee Tenant shall attorn to such Mortgagee, its successors in interest or any purchaser in a foreclosure sale.

Section 19.2      Subordination. If a Mortgagee, any of its successors in interest, or any purchaser at a foreclosure sale shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall attorn to and recognize such successor landlord as Landlord under this Lease. The provisions of this Section 19.2 are and shall be self-operative and require no further instruments to give effect hereto; provided, however, Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such subordination and attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee, provided such instrument does not increase the Rent, materially increase Tenant's other obligations or materially and adversely affect Tenant's rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

1)            liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission);

2)            subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

3)            bound by any prepayment of more than one month's Rent to any prior landlord;

4)            bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest;

5)            bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

6)            bound by any modification, amendment or renewal of this Lease made without successor landlord's consent;

7)            liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

8)            liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

Tenant shall, from time to time and within ten (10) days of request from Landlord, execute and deliver any documents or instruments that may be reasonably required by any Mortgagee to confirm any subordination.

Section 19.3 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and to subordinate its Mortgage to this Lease. Upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease

Section 19.4 Tenant's Termination Right. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 19.5      Provisions. The provisions of this Article 19 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Mortgagee and any sublessor thereof, and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of any such Mortgage.

Section 19.6      Estoppel Certificates. Within fifteen (15) days following request from Landlord or any Mortgagee Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Base Rent and any Additional Rent have been paid, together with the amount of monthly Base Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant's knowledge, either Tenant and/or Landlord is in default under this Lease, and setting forth the specific nature of all such defaults, if any, (d) stating the amount of the security deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord or such Mortgagee. Tenant acknowledges that any statement delivered pursuant to this Section 19.6 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

ARTICLE 20

Notices

All demands, approvals, consents or notices (each, a "notice") shall be in writing and delivered by hand, or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, to the party's respective Notice Address(es) set forth in Article 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

ARTICLE 21

No Waiver

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 22

Quiet Enjoyment

Tenant shall, and may peacefully have, hold and enjoy the Premises for and with respect to the Term, subject to the terms of this Lease, provided Tenant timely pays the Rent and timely and fully performs all of its covenants and agreements under this Lease. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties. This covenant of quiet enjoyment is in lieu of any other covenant of quiet enjoyment, express or implied.

ARTICLE 23

Excepted and Reserved Rights

This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves, and the Premises demised hereby do not include, the following: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the walls or floors or above the dropped ceilings of the Premises used for the installation of utility lines and other installations. Landlord has the right to change the Building's name. Landlord also has the right to make such modifications, alterations, additions, expansions, and other changes to the Property and/or the Building as Landlord from time-to-time deems appropriate, including, including, without limitation, changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, "Restorative Work"), as Landlord deems necessary or desirable, and to take all materials into the Premises (upon reasonable prior written notice to Tenant, which Landlord shall endeavor to deliver to Tenant at least forty eight (48) hours prior to such entry) required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work), and (b) Tenant's access to the Premises is not materially impaired. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work. In addition, without limitation, Landlord may, from time to time, elect to construct, maintain and/or operate the Property and/or the Building or any part thereof in accordance with third-party accreditations, ratings and/or certifications that relate to sustainability issues, energy efficiency or other comparable goals. Tenant shall cooperate with Landlord's efforts in that regard at no material cost or expense to Tenant. Without limitation, upon request Tenant shall provide such reasonable, non-proprietary, non-confidential information as may be reasonably required by Landlord in connection with obtaining or maintaining such accreditations, ratings and/or certifications. The foregoing provisions shall apply whether Landlord affirmatively seeks an accreditation, rating or certification and following the issuance of such rating, to the extent necessary to assist Landlord in maintaining such accreditation, or to operate voluntarily in accordance with such accreditation, rating or certification.

ARTICLE 24

Patriot Act

As an inducement to Landlord to enter into this lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or Controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned, Controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or Controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default, and (y) the representations, warranties and covenants contained in this Article 24 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE 25

Letter of Credit

Section 25.1      Letter of Credit. Concurrent with the execution of this Lease, Tenant has delivered to Landlord a Letter of Credit (as hereinafter defined) in the amount of the Letter of Credit Amount specified in the Basic Lease Information, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. Tenant covenants and agrees to maintain the Letter of Credit in the Letter of Credit Amount throughout the Term of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the "Letter of Credit") issued by and drawable upon a commercial bank (the "Issuing Bank"), which is satisfactory to Landlord and which satisfies both the Minimum Rating Agency Threshold (as hereinafter defined) and the Minimum Capital Threshold (as hereinafter defined). The "Minimum Rating Agency Threshold" shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as"+" or"-" or numerical notation) "Baa" or better by Moody's Investors Service, Inc. and/or "BBB" or better by Standard & Poor's Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The "Minimum Capital Threshold" shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $2,000,000,000. The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term. The Letter of Credit (as extended) shall not expire prior to the date which is sixty (60) days after the last day of the calendar year in which the Expiration Date (as extended) occurs. If the Issuing Bank does not renew the Letter of Credit upon the expiration thereof, then the Issuing Bank shall send duplicate notices (the "Non-Renewal Notices") to Landlord by certified mail, return receipt requested (one of which shall be addressed "Attention, Chief Legal Officer" and the other of which shall be addressed "Attention, Chief Financial Officer") not less than sixty (60) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Boston, Massachusetts. The Letter of Credit shall be issued pursuant to, and shall be subject in all respects to, the Uniform Customs and Practice for Documentary Credits ISP 98, International Chamber of Commerce Practices Publication No. 590 (1998 Revision).

Section 25.2      Application of Security. If (a) an Event of Default by Tenant occurs under this Lease, or (b) Tenant fails to make any installment of Rent as and when due, or (c) Landlord receives a Non-Renewal Notice, or (d) Tenant files a voluntary petition under any Federal or state bankruptcy or insolvency code, law or proceeding, then Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of such Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Article 25. If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, then Tenant, upon demand, shall amend the Letter of Credit or deliver an additional Letter of Credit which satisfies the requirements of this Article 25 in the amount so applied or retained such that Landlord shall have a Letter of Credit (or Letters of Credit) in the Letter of Credit Amount on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, then the Letter of Credit or then remaining balance of the cash security, as the case may be, shall be returned to Tenant promptly after (x) the Expiration Date, (y) the surrender and yield-up of possession of the Premises to Landlord in the manner required by this Lease, and (z) the curing of any outstanding Events of Default under this Lease.

Section 25.3 Transfer. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to the holder of any mortgage upon the Building or the successor landlord in connection with a transfer of the Building, from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall without any further agreement between the parties, be released by Tenant from all liability therefor. The provisions of this Section 25.3 shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Issuing Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

Section 25.4      Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 25. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 25.5      Landlord's Right to Draw Upon Letter of Credit. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Issuing Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

Section 25.6      Issuing Bank. If, at any time or from time to time, Landlord determines that an Issuing Bank (i) no longer satisfies the Minimum Rating Agency Threshold, (ii) no longer satisfies the Minimum Capital Threshold, (iii) has been seized or closed by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or another governmental or regulatory agency or authority, (iv) has become insolvent, or (v) is unwilling or unable to honor the Letter of Credit or to perform its obligations to honor a draw upon the Letter of Credit, then within five (5) days after demand, Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a replacement Issuing Bank which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold and otherwise satisfies the requirement of this Article 25.

ARTICLE 26

Relocation

Landlord shall have the right, at any time and from time-to-time prior to the date which is twelve (12) months prior to the Expiration Date, upon not less than one hundred twenty (120) days' prior notice to Tenant (a "Relocation Notice"), to provide and furnish Tenant with replacement premises elsewhere in the Building or in either of 125 CambridgePark Drive or 150 CambridgePark Drive, with such replacement premises to be substantially the same size, buildout, and visibility, as determined by Landlord in its reasonable discretion (the "Substitute Premises"), and to relocate Tenant from the Premises to the Substitute Premises. If Landlord relocates Tenant to the Substitute Premises, then, notwithstanding the size of the Substitute Premises, the Base Rent payable with respect to the Substitute Premises shall not exceed the Base Rent payable with respect to the Premises. If Landlord relocates Tenant to the Substitute Premises, then Landlord shall, at its sole cost and expense, improve the Substitute Premises in a manner substantially comparable to the Premises immediately preceding such relocation, and on the date specified on the Relocation Notice Landlord shall, at its sole cost and expense, move the equipment, personal property and personnel of Tenant to the Substitute Premises and reinstall and reconstruct such improvements, equipment and personal property in the Substitute Premises in a manner and fashion reasonably comparable to the Premises. Upon the exercise by Landlord of the foregoing relocation right, this Lease and each of the terms, covenants and conditions hereof shall remain in full force and effect and be applicable to the Substitute Premises. In such event, effective as of the date specified in the Relocation Notice, Tenant shall vacate and surrender the original Premises in accordance with the terms and conditions of this Lease, and the Substitute Premises shall thereafter be deemed to be substituted for the original Premises and Tenant shall have no further rights or interests in or to the original Premises. After delivery of a Relocation Notice, the provisions of this Article 26 shall be self-operative; however, at either party's request, Landlord and Tenant shall enter into an amendment of this Lease confirming the relocation of the Premises.

ARTICLE 27

Intentionally Omitted

ARTICLE 28

Miscellaneous

Section 28.1 Choice of Law. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the Commonwealth of Massachusetts, without regard to "conflicts of laws" principles. Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the state courts of the Commonwealth of Massachusetts. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease.

Section 28.2      Notice of Lease. This Lease shall not be recorded; provided, however, at request of either party, Landlord and Tenant shall execute, acknowledge and deliver a notice of lease in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to both Landlord and Tenant. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Within thirty (30) days after the expiration or earlier termination of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the notice of lease of record.

Section 28.3      Waiver of Jury Trial. Landlord and Tenant hereby waive any right to trial by jury in any proceeding, lawsuit, or other legal action in connection with this Lease.

Section 28.4      Force Majeure. Whenever this Lease requires the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by (or, if no time period is specified, the performance of such action shall be forgiven for) the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials or fuel, insurrections, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party, or any period of time for the written exercise of any option or right by either party. For purposes hereof, financial inability shall not be a cause beyond the reasonable control of any party.

Section 28.5      Transfer by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any obligations and liabilities arising or accruing from and after such transfer or assignment, and Tenant agrees to look solely to the successor in interest to Landlord for the performance of such obligations and liabilities.

Section 28.6 Brokerage. Tenant represents to Landlord, and Landlord represents to Tenant, that it has dealt only with the Brokers in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers or other persons claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers or other persons claiming to have represented Landlord in connection with this Lease. Landlord shall pay the commissions of the Brokers earned in connection with this Lease in accordance with the terms of a separate agreement between the respective brokers and the Landlord.

Section 28.7 Tenant Authority. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; and (2) this Lease is binding upon Landlord. Tenant agrees that during the Term and for a period of one (1) year thereafter, neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Lease or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord unless such disclosure shall be required by law, regulation or administrative authority. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition.

Section 28.8 Time of the Essence. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

Section 28.9 Survival. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may by their terms continue to accrue after the expiration or early termination of this Lease.

Section 28.10 Drafts of Lease. Landlord has delivered drafts of this Lease to Tenant for Tenant's review only, and the delivery of drafts of this Lease shall not constitute an offer to Tenant, an option or the acceptance of an offer. This Lease shall not be binding upon either party or effective against any party hereto unless and until an original version of this Lease has been executed and delivered by Landlord.

Section 28.11 No Other Agreements. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be amended or modified only by a written agreement signed by both Landlord and Tenant.

Section 28.12 Financial Statements. Tenant shall provide Landlord with its most recent current audited financial statements (including balance sheets and income/expense statements), prepared and certified by an independent certified public accountant, within ninety (90) days after the end of its fiscal year and at such other times as may be requested by Landlord from time-to-time; provided, however, Landlord shall not request such financial statements more than twice in any twelve (12) month period.

Section 28.13 Landlord Defaults. Landlord shall in no event be in breach or default in the performance of any of Landlord's obligations under this Lease or any warranties or promises hereunder unless Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its obligations or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, the Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from Rent thereafter due and payable under this Lease, but shall look solely to the interests of the Landlord in the Property for satisfaction of any such claim.

Section 28.14 Signage. The lobby of the Building contains a directory listing the tenants of the Building. Tenant shall be entitled to listings on said directory. From time to time, upon request, Landlord will modify the directory to reflect such changes in the listings as Tenant shall request. In addition, Landlord will install Building-standard directional signage identifying Tenant in the elevator lobby of the floor of the Building on which the Premises are located. In addition, Tenant shall have the right to have a sign identifying Tenant installed on the door of the Premises. All aspects of said sign (including the size, location, design, materials, colors and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects. Tenant shall, at its sole cost and expense, prepare all plans and specifications relating to said sign, and shall construct said sign for installation by Landlord. Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses of installing, maintaining, repairing, and removing such sign within thirty (30) days after receipt of invoices therefor.

Section 28.15 Parking. During the Term, Landlord will provide or will cause the garage operator to provide six (6) parking passes for use of unreserved parking spaces located in one or more of the following parking areas (collectively, the "Parking Facilities"): (i) the structured parking garage located on the Property, (ii) the two structured parking garages serving the Building and the Other Buildings located on surrounding properties, and/or (iii) the so-called "Red Lot" located behind the Other Buildings. In addition, upon request of Tenant and subject to availability, Landlord will provide one (1) additional parking pass for use in the Parking Facilities. In the event that Tenant surrenders any of the parking passes during the Term, Tenant's right to receive the surrendered parking passes at a future date shall be subject to availability. Tenant shall pay, as Additional Rent, a monthly parking charge for such parking passes, which charge shall be at the prevailing rate established by the Garage operator from time to time with respect to the Garage. As of the date hereof, the current monthly parking charge is $125.00 per month per parking pass. The parking passes shall be used only for parking duly registered and operating private passenger motor vehicles owned and operated by Tenant or its employees. The parking passes shall not be transferable. Landlord shall have the right from time to time to designate the location of parking spaces and to promulgate reasonable rules and regulations regarding the Parking Facilities and the use thereof. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, neither the garage operator nor Landlord shall be liable for any loss, injury or damage to persons using the garage or motor vehicles or other property therein, and, to the fullest extent permitted by law, the use of the garage shall be at the sole risk of Tenant and its employees.

Section 28.16 No Partnership. No provision contained in this Lease shall be considered or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties, other than that of landlord and tenant.

[Signatures on next page]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

PPF OFF 1OO CAMBRIDGE PARK DRIVE, LLC, a Delaware limited liability company

By:	PPF OFF Cambridge Park Holdings, LLC, a Delaware limited liability company, its member

	By:	PPF OFF, LLC,
a Delaware limited liability company, its member

		By:	PPF OP, LP,
a Delaware limited partnership, its sole member

			By:	PPF OPGP, LLC,
a Delaware limited liability company, its general partner

				By:	Prime Property Fund, LLC,
a Delaware limited liability company, its sole member

					By:	Morgan Stanley Real Estate Advisor, Inc., a Delaware corporation, its Investment Adviser

						By:	/s/ Jennie Pries Friend
						Name:	Jennie Pries Friend
						Title:	Managing Director

TENANT:

TRILLIUM THERAPEUTICS USA INC.,
a Delaware corporation

By:	/s/ James Parsons
Name:	James Parsons
Title:	Treasurer

EXHIBIT A

FLOOR PLAN OF PREMISES

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EXHIBIT B

FORM OF COMMENCEMENT DATE LETTER

Date:

Tenant:

Address:

Re:	Commencement Letter with respect to that certain Lease dated as of ____________________ by and between ____________________, as Landlord, and ____________________, as Tenant, for _____________ square feet of Rentable Area on the _____________ floor of the Building located at __________________________

Dear: _______________________

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

A.	The Commencement Date of the Lease is _ _ _ _ _ _ _ _ _ _ _ _

B.	The Expiration Date of the Lease is____________________________

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Property Manager
Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

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EXHIBIT C

WORK LETTER

This Work Letter sets forth the terms and conditions relating to the construction of the initial tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of the Lease to which this Work Letter is attached as Exhibit C and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of this Work Letter.

1.          LANDLORD WORK AND MAXIMUM ALLOWANCE AMOUNT

Landlord shall provide Tenant with a turnkey construction of the Premises, which shall include the construction of all alterations expressly and specifically set forth on the Construction Documents (collectively, the "Landlord Work") at Landlord's cost and expense; provided, however, in no event shall Landlord be obligated to incur more than $126,440.00 (the "Maximum Allowance Amount") arising out of or in connection with the performance of the Landlord Work, subject to the payment by Tenant of any applicable Over-Allowance Amount (as hereinafter defined). The Landlord Work shall be performed in a first-class, workmanlike manner, in accordance with all applicable Laws. Notwithstanding the foregoing, the costs for and performance of the installation of telecommunication, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant and located in the Premises or in the walls or above the finished ceiling of the Premises shall be paid for and performed by Tenant as part of the Initial Installations and shall not constitute part of the Landlord Work.

2.          CONSTRUCTION DOCUMENTS

2.1         Selection of Architect. Landlord shall cause Landlord's general contractor (the "Contractor") to retain LLM Design (collectively, the "Architect") as a subcontractor to prepare the Construction Documents, as that term is defined in Section 2.3, for the Landlord Work, together with the consulting engineers selected by the Architect and reasonably approved by Landlord. Landlord may cause the Contractor to retain another Architect or Architects from time to time, provided, however, that any such other Architects shall be subject to Tenant's reasonable approval. All Construction Documents shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's and Tenant's approval. Tenant may hire an architectural firm reasonably approved by Landlord to conduct a peer review, and the fees associated with this peer review shall be paid solely by Tenant.

2.2         Final Space Plan. Tenant has approved the preliminary space plan prepared by the Architect, on behalf of the Contractor, attached as Attachment 1 hereto (the "Fit Plan"). Landlord will cause the Contractor to have the Architect prepare a more detailed space plan (the "Space Plan") for Tenant for the Premises, which Space Plan shall be reasonably consistent with the Fit Plan, the Architect will deliver the Space Plan to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any comments and requested changes to the Space Plan within five (5) Business Days of receipt thereof (and if Tenant shall fail to object thereto within such five (5) Business Day period, then the Space Plan shall be deemed approved by Tenant). In the event that Tenant or Landlord have any comments or requested changes to the Space Plan, Landlord shall use reasonable efforts to cause the Architect to prepare and circulate a modified Space Plan within five (5) Business Days of Architect's receipt of any requested changes from Tenant or Landlord. Such process of submittal and response within the time frames specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to the Space Plan, with the understanding that the Final Space Plan (as defined below) shall be approved no later than the date set forth for such approval on Attachment 2. Once Landlord and Tenant approve the Space Plan, the Space Plan shall be considered final (the "Final Space Plan"). Landlord will be responsible for the architectural fees for preparing the Initial Space Plan, and two (2) modifications of the Initial Space Plan.

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2.3         Construction Documents. On or before the date set forth in Attachment 2, Landlord shall use commercially reasonable efforts to cause the Contractor to cause the Architect to prepare draft construction documents consistent with the Final Space Plan which shall be submitted to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any comments or requested changes to the draft construction documents within five (5) Business Days of receipt thereof(and if Tenant shall fail to object thereto within such five (5) Business Day period, then the draft construction documents shall be deemed approved by Tenant), and the Landlord shall use reasonable efforts to cause the Architect to prepare and circulate modified draft construction documents within five (5) Business Days of its receipt of any requested changes from Tenant or Landlord. In no event may either Tenant or Landlord require any changes to the draft construction documents that are inconsistent with the Final Space Plan. Such process of submittal and response within the time frames specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to such draft construction documents, and the draft construction documents shall be considered final once approved by the Landlord and the Tenant, with the understanding that the Construction Documents shall be approved no later than the date set forth for such approval on Attachment 2. Once Landlord and Tenant approve the draft construction documents, the draft construction documents shall be considered final construction documents (the "Construction Documents"). The Construction Documents shall comply with all Applicable Laws existing on the date of this Work Letter and which may be enacted prior to approval of Construction Documents.

2.4         Tenant Changes. Subject to the provisions of Section 3.4 of this Work Letter, Tenant may, from time to time, by written order to Landlord, on a form reasonably specified by Landlord, request a change in the Landlord Work shown on the Construction Documents ("Tenant Change"), which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) Business Days after delivery of such Tenant Change to Landlord. The Over-Allowance Amount (as defined below) shall be adjusted for any Tenant Change as further contemplated by Section 3.4, below. Landlord has no obligation to approve or perform any Tenant Change not shown on the Construction Documents if, in Landlord's reasonable judgment, such Tenant Change (i) would delay completion of the Landlord Work beyond the Substantial Completion Date set forth on Attachment 2; (ii) would materially increase the cost of performing the Landlord Work or any other work in the Building, unless in each case Tenant agrees to pay such costs based on Landlord's Change Estimate Notice (as defined below), (iii) are incompatible with the design, quality, equipment or systems of the Building or otherwise require a change to the existing Building systems or structure, each in a manner that would not otherwise be required in connection with the improvements contemplated by the Fit Plan, (iv) is not consistent the first class nature of the Building, or (v) otherwise do not comply with the provisions of the Lease.

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2.5         Permits. The Construction Documents as approved (or deemed approved) pursuant to Section 2.3 shall be the "Approved Working Drawings". Following the approval or deemed approval of the Cost Proposal (as defined below) Landlord shall promptly submit, or cause to be submitted, the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow the Contractor to commence and fully complete the construction of the Landlord Work (the "Permits").

2.6         Time Deadlines. The applicable dates for approval of items, plans and drawings as described in this Section 2, Section 3, below, and in this Work Letter are set forth and further elaborated upon in Attachment 2 (the "Time Deadlines"), attached hereto.

3.          CONTRACTOR AND COSTS

3.1         Contractor. Landlord shall independently retain Contractor to construct the Landlord Work, in accordance with the applicable Approved Working Drawings and the applicable Cost Proposal. The Landlord shall manage and oversee the Contractor in its performance of the Landlord Work. Tenant acknowledges that Chapman Construction is approved as the initial Contractor.

3.2         Cost Proposal. After the Approved Working Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal (or cost proposals) in accordance with the Approved Working Drawings, which cost proposal(s) shall include, as nearly as possible, the cost of all Landlord Work to be incurred by Tenant in connection with the design and construction of the Landlord Work and shall include a so-called guaranteed maximum price proposal from Landlord's Contractor (collectively, the "Cost Proposal"), which Cost Proposal shall include, among other things, a construction oversight and administration fee payable to the Landlord's property manager of three percent (3%) of the project costs, the Contractor's fee, general conditions, and a reasonable contingency. The Cost Proposal may include early trade release packages for long lead time matters such as mechanical equipment. In connection with the Cost Proposal, Landlord shall cause the Contractor to solicit at least three bids from each subcontractor trade for which the total cost is expected to exceed $10,000.00. Tenant shall have the right to propose one subcontractor to be included in the bidding for each trade, subject to Landlord's reasonable approval. Landlord will consult with Tenant prior to approving the subcontractors to whom it will be bid and Tenant may review bid packages at Tenant's request. In the case of each bid request, Landlord will accept the lowest responsible bid, unless Landlord and Tenant reasonably determine otherwise. Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) Business Days of the receipt of the same (and if Tenant fails to comment on the Cost Proposal within such five (5) Business Day period then Tenant shall be deemed to have approved the Cost Proposal), provided, however, Tenant shall have the right to request Tenant Changes to the Approved Working Drawings within such five (5) Business Days,\ following its receipt of the Cost Proposal for the purpose of value engineering (in which event the Landlord will cause the Contractor to provide a new Cost Proposal to Landlord and Tenant following its receipt and approval of a modified drawing showing such Tenant Change (such approval not to be unreasonably withheld, conditioned or delayed)). Upon Tenant's approval, or deemed approval, of a Cost Proposal by Landlord, Landlord shall be released by Tenant to cause the Contractor to purchase the items set forth in the Cost Proposal and to commence the performance of the Landlord Work. The date on which Tenant approves or is deemed to approve the Cost Proposal shall be known hereafter as the "Cost Proposal Delivery Date".

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3.3         Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount, if any, equal to 50% of the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Maximum Allowance Amount (the "Over-Allowance Amount"). The Over-Allowance Amount shall be disbursed by Landlord after Landlord has made disbursements in the aggregate amount of the Maximum Allowance Amount. The remaining 50% of the Over-Allowance Amount shall be paid by Tenant to the Landlord once the Maximum Allowance Amount is expended (i.e. prior to the Landlord's use of the first installment of the Over-Allowance Amount). In the event that, after the applicable Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Documents or the Landlord Work, then, subject to Section 3.4 below, to the extent that the amount of the Cost Proposal plus any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs exceeds the Maximum Allowance Amount and any Over-Allowance Amounts previously funded by Tenant, such excess costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount (whether or not the Maximum Allowance Amount has then been fully utilized). Unless otherwise agreed by the parties, all Landlord Work paid for by the Over-Allowance Amount shall be deemed Landlord's property under the terms of the Lease. Tenant hereby acknowledges and agrees that Tenant shall be responsible for all costs associated with the Landlord Work to the extent the same exceed the Maximum Allowance Amount (notwithstanding the content of the Cost Proposal).

3.4         Cost of Tenant Changes. Landlord may, but shall not be obligated to, approve any Tenant Change on the condition that Tenant shall pay in full, in advance, any and all additional costs or expenses associated with the approval of said Tenant Change. If Tenant shall request any Tenant Change, Landlord shall provide Tenant in writing (a "Landlord's Change Estimate Notice") the estimated costs of design and/or construction of the Landlord Work that Landlord determines will be incurred as a consequence of such Tenant Change on an order of magnitude basis and shall provide Tenant with the estimated Tenant Delay, if any, on account of such proposed Tenant Change. Tenant shall, within three (3) Business Days following receipt of Landlord's Change Estimate Notice, notify Landlord in writing whether it desires to proceed with the applicable Tenant Change or withdraw such Tenant Change. Tenant's failure to respond in such three (3) Business Day period shall be deemed to be a withdrawal of the applicable Tenant Change. The cost of any Tenant Change shall be determined on a net basis; i.e. taking into account the savings, if any, resulting from such Tenant Change. Without limiting the generality of any provisions of this Work Letter, Tenant acknowledges that any extension of time due to a Tenant Change will not cause an extension of the Commencement Date. Landlord shall be authorized to proceed with work described in a Tenant Change upon receipt of Tenant's notice to proceed following the giving of Landlord's Change Estimate Notice.

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4.          COMPLETION OF THE LANDLORD WORK; COMMENCEMENT DATE

4.1         Substantial Completion. Landlord shall give Tenant prior written notice of the date that Landlord reasonably anticipates that the Landlord Work will be Substantially Complete (as defined below); provided, however, Landlord's failure to accurately estimate such date shall in no event affect the actual date of Substantial Completion or any other obligations of Landlord or Tenant hereunder. For purposes of this Lease, "Substantial Completion" shall occur upon the completion of construction of the Landlord Work substantially pursuant to the Approved Working Drawings for such Landlord Work (as reasonably determined by Landlord), with the exception of any punch list items which do not materially impair Tenant's ability to use the Premises.

4.2         Tenant Delay of the Substantial Completion of the Premises. Each of the following shall constitute a "Tenant Delay" to the extent such matter actually causes a delay in Substantial Completion:

4.2.1      Tenant's failure to comply with the Time Deadlines;

4.2.2      Tenant's failure to timely approve any matter requiring Tenant's approval within the time periods set forth herein (which, for avoidance of doubt, shall mean any period longer than five (5) Business Days or such shorter time period as may be required hereunder) except to the extent that Tenant is deemed to consent to any such request for approval in accordance with the terms of this Work Letter;

4.2.3      A breach by Tenant of the material terms of this Work Letter or the Lease (provided that Landlord shall provide Tenant prior written notice specifying the nature of the breach and resulting delay);

4.2.4      Any Tenant Change;

4.2.5      Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion, as set forth in Attachment 2, after having been informed, in writing, by Landlord that such materials, components, finishes or improvements will cause a delay in completion of the Landlord Work; and/or

4.2.6      Any other act or omission of Tenant or anyone acting by, through or under Tenant that causes a delay in the Landlord Work or any process described in this Work Letter (provided that Landlord shall provide Tenant prior written notice specifying the nature of the acts or omissions giving rise to the delay and the resulting delay).

Upon any Tenant Delay, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion, the date of Substantial Completion shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant Delay, as set forth above, had occurred and the Commencement Date shall be deemed to have occurred accordingly. Any increased costs of the Landlord Work resulting from Tenant Delay shall be shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

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Landlord and Tenant have agreed to determine the length of any Tenant Delay as follows:

(i) any delays pursuant Sections 4.2.1 and 4.2.2 in the definition of Tenant Delay shall be equal to one day for each day that the applicable Tenant Delay continues beyond the applicable time period required under this Lease, and (ii) with respect to any other Tenant Delay, Landlord shall notify Tenant in writing of the claimed estimated length of such Tenant Delay within ten (10) Business Days after its occurrence and Tenant may elect by written notice delivered to Landlord within ten (10) Business Days thereafter to dispute the claimed estimated Tenant Delay. Unless such estimate is disputed by written notice delivered within such ten (10) Business Day period, the length of such Tenant Delay shall be no less the claimed estimated Tenant Delay.

4.3         Walk-through and Punchlist. After the Landlord Work is Substantially Completed and prior to Tenant's move-in into the Premises, following two (2) days' advance written notice from Tenant to Landlord, Landlord shall cause the Contractor to inspect the Premises with a representative of Tenant and complete a punch list of unfinished items of the Landlord Work. After Landlord and Tenant have mutually agreed upon the punch list, authorized representatives for Landlord and Tenant shall execute said punch list. The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable, provided that in the event a punch list item reasonably requires longer than thirty (30) days to complete, then Landlord shall cause Contractor to commence the completion of such particular item within thirty (30) days and diligently pursue the same to completion. The terms of this Section 4.3 will not affect the occurrence of the Substantial Completion of the Premises or the occurrence of the Commencement Date.

4.5         Delay Not Caused by Parties. Neither the Landlord nor Tenant shall be considered to be in default of the provisions of this Work Letter for delays in performance due to Force Majeure.

4.6         Delivery. Landlord's failure to Substantially Complete the Landlord Work on or before the anticipated date of Substantial Completion, as set forth in Attachment 2, or to substantially complete any element of the Landlord Work, shall not give rise to any liability of Landlord hereunder, shall not constitute a default by Landlord, and shall not affect the validity of this Lease.

5.          MISCELLANEOUS

5.1         Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to Substantial Completion for the purpose of Tenant installing Tenant's furniture, fixtures and equipment in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant's entry pursuant to this Section 5.1 shall be subject to all applicable provisions of the Lease other than the obligation to pay Base Rent and Additional Rent.

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As a condition to Tenant's entry into the Premises prior to the date of Substantial Completion of the Landlord Work, Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant's insurance and indemnity obligations and other obligations governing the conduct of Tenant at the Property under this Lease.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work or inspections in the Premises prior to the date of Substantial Completion of the Landlord Work shall be subject to all of the terms, conditions and requirements contained in the Lease (including without limitation the provisions of Article 7) and, prior to such entry, Tenant shall provide Landlord with evidence of the insurance coverages required pursuant to Article 7. Tenant and any Tenant contractor performing any work or inspections in the Premises prior to the date of Substantial Completion of the Landlord Work shall use reasonable efforts not to interfere in any way with construction of, and shall not damage the Landlord Work or the common areas or other parts of the Building. Neither Tenant, nor any Tenant contractor performing any work or inspections in the Premises prior to the date of Substantial Completion of the Landlord Work shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section 5.1. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord Work is delayed on account in whole or in part of any negligent act or omission, neglect, or default by Tenant or any Tenant contractor, then such delay shall constitute a Tenant Delay as provided in Section 4.2 above.

Any requirements of any Tenant contractor performing any work or inspections in the Premises prior to the date of Substantial Completion of the Landlord Work for services from Landlord or Landlord's contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord's contractor based on the actual, reasonable cost thereof determined on a time and materials basis. Should the work of any Tenant contractor performing any work or inspections in the Premises prior to the date of Substantial Completion of the Landlord Work depend on the installed field conditions of any item of Landlord Work, such Tenant contractor shall ascertain such field conditions after installation of such item of Landlord Work, provided, however, both parties shall cooperate with each other in order to maximize cost and scheduling efficiencies wherever reasonably practicable so long as Landlord is not delayed in the performance of the Landlord Work or required to incur any additional expense not borne by Tenant hereunder. Neither Landlord nor Landlord's contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord Work or work elsewhere in the Building, on account of the work of any such Tenant contractor. Tenant shall cause each Tenant contractor performing work on the Premises prior to the date of Substantial Completion of the Landlord Work to clean up regularly and remove its debris from the Premises and Building. Any work performed by Tenant pursuant to this Section 5.1 shall be performed in accordance with the applicable provisions of Article 7 of the Lease.

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6.2         Tenant's Representative. Tenant has designated James Parsons as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6.3         Landlord's Representative. Landlord has designated J. Randal Long as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.4         Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

6.5         General. This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless and to the extent expressly provided in the Lease or any amendment or supplement to the Lease that such additional space is to be delivered to Tenant in the same condition the initial Premises is to be delivered.

[Remainder of page intentionally left blank.]

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ATTACHMENT 1

FIT PLAN

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ATTACHMENT 2

TIME DEADLINES

Construction Documents Outside Approval Date - 1/18/19

Anticipated Construction Commencement Date - 2/18/19

Anticipated Substantial Completion Date -4/1/19

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EXHIBIT D

BUILDING RULES AND REGULATIONS

Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Landlord's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks, tape or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of access cards or keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.	All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord. Landlord may require, in Landlord's sole discretion, that Tenant provide a security detail for such activity, at the sole cost and expense of Tenant. Said security detail shall comply with the standards, procedures and protocols established by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

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8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Landlord reserves the right to, at Tenant's sole cost and expense, have Landlord's structural engineer review Tenant's floor loads within the Premises prior to approval of any such heavy equipment or articles. Damage to the Building by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

9.	Corridor doors and main entry doors, when not in use, shall be kept closed.

I0.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

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14.	Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Landlord reserves the right to review from time to time the capacity of the Premises with an electrical engineer, at Landlord's sole cost and expense. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of electricity, telephone lines and other telecommunication facilities available to service the Building. In the event that Tenant requests additional electric capacity, Landlord reserves the right to install submeters to measure and bill Tenant for Tenant's total electricity usage.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does not violate the lease of any other tenant in the Building.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

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21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform interior and exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant after 5:30 P.M. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate recycling, waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service at Tenant's sole cost and expense.

24.	Smoking is prohibited in the Building and within twenty-five (25) feet of any entries, outdoor air intakes and operable windows.

25.	The use of Chlorofluorocarbon (CFCs)-based refrigerants is prohibited in the Building and in the Premises. The use of any products or insulation containing urea formaldehyde or urea formaldehyde resin is prohibited in the Building and in the Premises.

26.	Tenant shall, at its sole cost and expense, comply with Landlord's recycling and LEED policies, as the same may be adopted for the Building and as the same may be modified from time to time, with regard to aluminum, paper and plastics or any other recyclable material as may be reasonably designated as an office use recyclable product.

27.	Before closing and leaving its premises at any time, each tenant shall use reasonable efforts to turn off all lights that are not otherwise required to remain on; provided, however, tenants shall not be responsible for any lights which remain on following and resulting from janitorial service in the Building. The use of space heaters is prohibited. Notwithstanding anything to the contrary herein, any space conditioning equipment that is placed in the Premises for the purpose of increasing comfort to tenants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

28.	Tenants shall comply with all mandatory (and voluntary, if adopted generally by first-class office buildings in the city in which the Building is located) energy, water or other conservation controls or requirements of general applicability to comparable office buildings in the city in which the Building is located issued or imposed from time-to-time by applicable governmental agencies or authorities, or applicable utilities or insurance carriers, which may include, without limitation, requirements, controls or limitations concerning the permitted range of temperature settings or the volume of energy consumption.

29.	The parking garage, parking lot, underground loading docks, motor court and driveways are to be used only for the purposes authorized by Landlord and shall not be obstructed or misused in any way. Parking or standing in any unauthorized area is prohibited.

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EXHIBIT E

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby Letter of Credit
No.______________________________________
Issuance Date:_____________________________
Expiration Date:____________________________
Applicant:_________________________________

Beneficiary

PPF OFF I 00 Cambridge Park Drive, LLC

c/o Morgan Stanley Real Estate Advisor, Inc.

1585 Broadway, 37th Floor

New York, New York 10036

Attention: Jennie Pries Friend

Ladies/Gentlemen:

We, Royal Bank of Canada (the "Issuer"), hereby establish our Irrevocable Standby Letter of Credit Number #XXX ("Letter of Credit") in your favor ("Beneficiary") at the request and for the account of XXXXXXX ("Applicant") , available by your drafts drawn at sight on ROYAL BANK OF CANADA, 30 HUDSON ST, 28TII FLOOR, JERSEY CITY, NJ 07302-4699, ATTN: CREDIT ADMINISTRATION up to an aggregate amount of 'Text Amount of L/C and 00/100 US DOLLARS' (US$XXXX) (the "Stated Amount"), effective immediately and expiring at at 5:00 p.m., New York City time, on XX/XX/XX unless extended as below.

Payment of any draft drawn on us will be honored upon presentation of (a) this original Letter of Credit and subsequent amendments, if any, and (b) a statement from the Beneficiary, dated and signed by a duly authorized individual of the Beneficiary, which states that "THIS DRAWING IN THE AMOUNT OF_____________U.S. DOLLARS($__________,, UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.__________ REPRESENTS FUNDS DUE AND OWING TO US UNDER THAT CERTAIN LEASE DATED __________BY AND BETWEEN PPF OFF 100 Cambridge Park Drive, LLC, AS LESSOR, AND_____________AS LESSEE.". The draft must state thereon: "Drawn under Royal Bank of Canada Letter of Credit #XXX, dated XIXXiXX. "

This Letter of Credit shall be automatically extended without amendment for successive periods of one (1) year on the above-stated expiration date and on each anniversary, unless at least sixty (60) days prior to the then-current expiration date, we notify Beneficiary, in writing by certified mail or courier service, return receipt requested, that we elect not to extend this Letter of Credit.     In any event, the expiration date of this Letter of Credit will not be extended beyond the final expiration date of XX/XX/XX.

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Upon receipt of the notice specified in the preceding paragraph, you may draw upon this Letter of Credit by presentation of the documents set forth in (a) and (b) above, and (c) a dated statement signed by an authorized representative of the Beneficiary stating that the Applicant has failed to provide an acceptable substitute letter of credit.

We hereby undertake that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored upon presentation, and payment will be effected in accordance with the accompanying instructions on the same business day if presentation is made before 10:00 A.M., New York City Time, on that day. If such presentation is made after 10:00 A.M., New York City Time, then payment will be effected in accordance with the accompanying instructions before the close of business on the following business day. Presentation of drawings may also be made by fax at (212_) 428-3015, provided that you confirm our receipt of the fax transmission of the documents by calling the Issuer at 212-428- 6298. If a drawing is made by fax, the original drawing documents need not be submitted. This Letter of Credit is transferable in whole, but not in part, to any transferee and may be successively transferred: provided, however, that under no circumstances shall this Letter of Credit be transferred to any person or entity with which U.S. persons or entities are prohibited from conducting business under U.S. Office of Foreign Assets Control regulations or any other applicable U.S. laws and regulations. Transfer of this Letter of Credit to a permitted transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a transfer request (which will be provided upon request). Upon such presentation we shall forthwith transfer the same to your transferee. Transfer fees are for the account of the Applicant.

Partial and multiple drawing are permitted. The Stated Amount will be automatically reduced by the amount of any drawings honored by us hereunder. Except as otherwise expressly stated, this Letter of Credit is subject to the International Standby Practices 1998 ICC Publication 590 ("ISP98").

All communications to us with respect to this Letter of Credit must be addressed to our office located at 30 HUDSON ST, 28TH FLOOR, JERSEY CITY, NJ 07302-4699 to the attention of CREDIT ADMINISTRATION.

Very truly yours,

[name)

[title)

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